EXHIBIT 99.2



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 11-K
                         ANNUAL REPORT
                Pursuant to Section 15(d) of the
                Securities Exchange Act of 1934





         [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934

          For the fiscal year ended December 31, 1995

                               OR

        [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

    For the transition period from __________ to __________




                 Commission File Number 1-1430




          A.  Full title of the plan:

                    REYNOLDS METALS COMPANY
                          SAVINGS PLAN
                      FOR HOURLY EMPLOYEES


          B.  Name of issuer of the securities held
              pursuant to the plan and the address of
              its principal executive office:

                    REYNOLDS METALS COMPANY
                     6601 West Broad Street
                        P. O. Box 27003
                 Richmond, Virginia 23261-7003

                      REQUIRED INFORMATION

               FINANCIAL STATEMENTS AND EXHIBITS



FINANCIAL STATEMENTS

                                                         Page No.

 Report of Independent Auditors..........................    F-1
 Statements of Net Assets Available for
   Plan Benefits, with Fund Information..................    F-2
 Statement of Changes in Net Assets Available
   for Plan Benefits, with Fund Information..............    F-4
 Notes to Financial Statements...........................    F-5

 Schedules:

 Assets Held for Investment Purposes.....................    S-1
 Reportable Transactions.................................    S-2


EXHIBITS

 Exhibit A    Consent of Independent Auditors

                           SIGNATURES


          The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                              REYNOLDS METALS COMPANY
                              SAVINGS PLAN FOR HOURLY EMPLOYEES


                              By: Henry S. Savedge, Jr.
                                  Henry S. Savedge, Jr., Chairman
                                  Plan Committee for Hourly Savings Plan


DATE:  June 26, 1996

      Report of Ernst & Young LLP, Independent Auditors

Board of Directors
Reynolds Metals Company

We have audited the accompanying statements of net assets available for plan benefits of the Reynolds Metals Company Savings Plan for Hourly Employees as of December 31, 1995 and 1994, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1995. These financial statements are the responsibility of management of Reynolds Metals Company (the Plan's Sponsor). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1995 and 1994, and the changes in its net assets available for plan benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1995 and reportable transactions for the year ended December 31, 1995, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Richmond, Virginia
June 21, 1996

                                                        Reynolds Metals Company
                                                   Savings Plan for Hourly Employees

                              Statement of Net Assets Available for Plan Benefits, with Fund Information

                                                        (Dollars in Thousands)
                                                                                   December 31, 1995
                                                          ----------------------------------------------------------------------
                                                                             Fund Information
                                                          -----------------------------------------------------------
                                                              Reynolds   Diversified    Balanced    Interest
                                                               Stock       Equities    Investment    Income    Loan
                                                                Fund         Fund         Fund        Fund     Fund        Total
                                                          ----------------------------------------------------------------------
Assets
Investments:
 Common stock of Reynolds Metals Company 43,299 shares
  (Cost $2,313)                                              $ 2,463                                                    $  2,463
 Master trust:
  Diversified Equities (cost $6,252)                               -      $ 7,317                                          7,317
  Balanced (cost $5,067)                                           -            -        $5,422                            5,422
  Interest Income                                                  -            -             -    $121,449              121,449
 Cash equivalents                                                  3            -             -           -                    3
 Loans to participants                                             -            -             -           -   $ 4,870      4,870
                                                          ----------------------------------------------------------------------
Total investments                                              2,466        7,317         5,422     121,449     4,870    141,524

Contributions receivable                                          10           28            19         426         -        483
Accrued income                                                    15            -             -           -         -         15
                                                          ----------------------------------------------------------------------
Total assets                                                   2,491        7,345         5,441     121,875     4,870    142,022

Liabilities
Accounts payable and other                                         -            -             -           5         -          5
                                                          ----------------------------------------------------------------------
Total liabilities                                                  -            -             -           5         -          5
                                                          ----------------------------------------------------------------------
Interfund receivable (payable)                                   (82)         477            92        (487)        -          -
Net assets available for plan benefits                        $2,409       $7,822        $5,533    $121,383    $4,870   $142,017
                                                          ======================================================================
See accompanying notes.
/TABLE

                                                        Reynolds Metals Company
                                                   Savings Plan for Hourly Employees

                              Statement of Net Assets Available for Plan Benefits, with Fund Information

                                                        (Dollars in Thousands)
                                                                                  December 31, 1994
                                                        ------------------------------------------------------------------------
                                                                           Fund Information
                                                        -----------------------------------------------------------
                                                          Reynolds   Diversified    Balanced    Interest
                                                           Stock       Equities    Investment    Income      Loan
                                                           Fund          Fund         Fund        Fund       Fund         Total
                                                        ------------------------------------------------------------------------
Assets
Investments:
  Common stock of Reynolds Metals Company 28,039 shares   $1,374                                                       $  1,374
   (Cost $1,409)
  Master trust:
   Diversified Equities (cost $2,026)                          -       $2,000                                             2,000
   Balanced (cost $2,668)                                      -            -        $2,490                               2,490
   Interest Income                                             -            -             -     $101,124                101,124
  Cash equivalents                                            17            -             -            -                     17
  Loans to participants                                        -            -             -            -    $3,731         3,731
                                                        ------------------------------------------------------------------------
Total investments                                          1,391        2,000         2,490      101,124     3,731       110,736

Contributions receivable                                       3            5             6          273         -           287
                                                        ------------------------------------------------------------------------
Total assets                                               1,394        2,005         2,496      101,397     3,731       111,023
                                                        ------------------------------------------------------------------------
Liabilities
Accounts payable and other                                     9            -             -           21         -            30
                                                        ------------------------------------------------------------------------
Total liabilities                                              9            -             -           21         -            30
                                                        ------------------------------------------------------------------------
Interfund receivable (payable)                                66            6           (33)         (39)        -             -

                                                        ------------------------------------------------------------------------
Net assets available for plan benefits                    $1,451       $2,011        $2,463     $101,337    $3,731      $110,993
                                                        ------------------------------------------------------------------------
See accompanying notes.
/TABLE

                                                        Reynolds Metals Company
                                                   Savings Plan for Hourly Employees

                         Statement of Changes in Net Assets Available for Plan Benefits, with Fund Information

                                                        (Dollars in Thousands)
                                                                     Year Ended December 31, 1995
                                             ----------------------------------------------------------------------
                                                                     Fund Information
                                             ------------------------------------------------------------
                                                Reynolds   Diversified    Balanced    Interest
                                                 Stock      Equities     Investment    Income      Loan
                                                 Fund         Fund          Fund        Fund       Fund       Total
                                             ----------------------------------------------------------------------
Additions to net assets:
 Investment income:
  Net realized and unrealized appreciation
   of investments                               $  356       $  961        $  659                           $  1,976
  Interest and dividends                            46          105           158     $  7,444    $  415       8,168
                                             -----------------------------------------------------------------------
                                                   402        1,066           817        7,444       415      10,144
                                             -----------------------------------------------------------------------
Contributions:
 Employer                                           83          177           149        7,058         -       7,467
 Employee                                          322          589           495       13,223         -      14,629
                                             -----------------------------------------------------------------------
                                                   405          766           644       20,281         -      22,096
Assets transferred                                   -          927           574        3,872         -       5,373
                                             -----------------------------------------------------------------------
Total Additions                                    807        2,759         2,035       31,597       415      37,613
                                             -----------------------------------------------------------------------

Deductions from net assets:
 Withdrawals by participants                        15           95           106        6,241         -       6,457
 Administrative expenses                             1            2             2          127         -         132
                                             -----------------------------------------------------------------------
Total Deductions                                    16           97           108        6,368         -       6,589
                                             -----------------------------------------------------------------------

Interfund transfers                                167        3,149         1,143       (5,183)      724           -

Net increase                                       958        5,811         3,070       20,046     1,139      31,024

Net assets available for plan benefits:
 Beginning of year                               1,451        2,011         2,463      101,337     3,731     110,993
                                             -----------------------------------------------------------------------
 End of year                                    $2,409       $7,822        $5,533     $121,383    $4,870    $142,017
                                             =======================================================================

See accompanying notes.
/TABLE

                             Reynolds Metals Company
                        Savings Plan for Hourly Employees

                          Notes to Financial Statements

                                December 31, 1995

                             (Dollars in Thousands)


1.  Significant Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

The accounting records of the Reynolds Metals Company Savings Plan for Hourly Employees ("Plan") are maintained on the accrual basis. All securities transactions are recorded as of the trade date.

Investments in Reynolds Metals Company Common Stock (stated at fair value) are valued at the last reported sales price on the last business day of the year. Investments in mutual funds are measured by quoted market prices and are reported at aggregate fair value at year-end. Investment contracts with insurance companies are reported at "contract value," which equals cost plus accrued income. Structured investment contracts are reported at fair value, which in the case of structured investment contracts equals contract value.

2.  Summary of Significant Plan Provisions

Reynolds Metals Company (the "Company") established the Plan effective January 1, 1986, covering hourly employees under certain collective bargaining agreements. The Plan is a defined contribution plan under the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies as a "cash or deferred" arrangement under Section 401(k) of the Internal Revenue Code. A complete description of the Plan is contained in the Summary Plan Description and in the Plan document, copies of which are available from the Company.

Hourly employees who are in a bargaining unit covered by a collective bargaining agreement that incorporates the Plan by reference will become eligible to participate in the Plan on the later of (a) the date on which they complete their probationary period or (b) the date on which the collective bargaining agreement under which they are covered first incorporates the Plan by reference.

                             Reynolds Metals Company
                        Savings Plan for Hourly Employees

                    Notes to Financial Statements (continued)


2.  Summary of Significant Plan Provisions (continued)

Plan participation is voluntary. Participants may elect to make contributions on a before or after tax basis.

Each collective bargaining agreement that incorporates the Plan by reference provides that participants may elect to make contributions to the Plan in specified amounts ranging from 2% to 12% of compensation in 1% increments. Each such collective bargaining agreement may also provide for the following types of contributions:

  (a) Negotiated Deferral Contributions: At certain bargaining units the Company makes a contribution to a participant's account based on the number of hours worked by each active employee participating in the Plan.

  (b) Additional Voluntary Contributions: As of December 31, 1995, if participants are eligible to receive a profit sharing award, gainsharing payment or other designated type of lump sum payment, they may elect to contribute between 10% and 50% of the award and/or payment (in 10% increments) to the Plan.

  (c) Company Matching Contributions: At certain bargaining units the Company will, subject to certain limitations, contribute to the Plan on behalf of each eligible participant, a fixed percentage of a portion of the contributions by such participant.

Participants in the Plan are fully vested in their account balances.

Highly compensated participants may be required to reduce the amount of "pretax" contributions in order to permit the Plan to satisfy the nondiscrimination requirements of Section 401(k) of the Internal Revenue Code.

Withdrawals and distributions are handled in accordance with the Plan provisions and are subject to certain regulatory restrictions. The trustee holds all of the Plan's investment assets and executes transactions therein.

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and subject to the terms of any applicable collective bargaining agreement.

                             Reynolds Metals Company
                        Savings Plan for Hourly Employees

                    Notes to Financial Statements (continued)


2. Description of the Plan (continued)

The Company is the Plan administrator and bears the related costs, except for investment-related and trustee fees which are paid by the Plan.

3. Commingled Master Trust Investments

All of the assets invested in the Interest Income Fund, Diversified Equities Fund and Balanced Investment Fund as of December 31, 1995 and 1994 were held in a Master Trust established under a Master Trust Agreement dated as of December 29, 1989 between Reynolds Metals Company and The Chase Manhattan Bank, N.A., as trustee, and are commingled with the assets of three other savings plans of the Company and certain of its subsidiaries.

Substantially all the assets held in the Diversified Equities Fund and the Balanced Investment Fund were invested in the Vanguard Institutional Index Fund and the Vanguard STAR Fund, respectively, no-load mutual funds held and managed by The Vanguard Group of Investment Companies. The portion of the commingled Diversified Equities Fund and commingled Balanced Investment Fund allocable to the Plan were 96.6% and 97.8%, respectively, at December 31, 1995 and 84.2% and 86.1%, respectively, at December 31, 1994.

The assets of the Interest Income Fund generally are invested in guaranteed investment contracts ("GICs") at fixed rates of return and structured investment contracts ("SICs") with various insurance companies and banks. These contracts generally provide for the full repayment of principal and interest. SIC's represent high grade investments held in the name of the Master Trust in conjunction with a corresponding contract with the issuer of the SIC to provide a fixed or variable rate of return (based on investment experience and reset quarterly) on the cost of the investment. Upon the occurrence of certain events (none of which are currently known to have occurred, nor are any such events contemplated), however, market value of the GIC or SIC, if lower than its book value, may be repaid. The annual rate of return on these contracts during 1995 and 1994 was approximately 7%. The annual rate of return on these contracts at December 31, 1995 was 6.4% (7% at December 31, 1994). Interest is credited to participants' accounts on the dollar-weighted average (blended rate) basis. The portion of the commingled Interest Income Fund allocable to the Plan is 97.1% and 94.8% at December 31, 1995 and 1994, respectively. The fair value of the Plan's GICs approximates contract value.

                             Reynolds Metals Company
                        Savings Plan for Hourly Employees

                    Notes to Financial Statements (continued)


3. Commingled Master Trust Investments (continued)

On December 31, 1995 certain assets of two other savings plans of the Company were transferred into the Plan. There was no effect on any participant's accounts as a result of the transfer.

Summarized financial fund information of the commingled accounts within the Master Trust is presented below:

                                                        December 31, 1995                         December 31, 1994
                                             ----------------------------------------  --------------------------------------
                                               Diversified    Balanced     Interest      Diversified    Balanced    Interest
                                                Equities     Investment     Income        Equities     Investment    Income
                                                   Fund         Fund         Fund           Fund          Fund        Fund
                                             ----------------------------------------  --------------------------------------
MASTER TRUST NET ASSETS
Assets
  Cash and cash equivalents                                                $ 23,907                                  $  8,654
  Contributions receivable                       $  510        $  112           448        $    9        $    8           286
  Investments:
    Investment contracts                              -             -       101,160             -             -        98,062
    Mutual funds                                  7,572         5,547             -         2,375         2,893             -
                                             ----------------------------------------  --------------------------------------
Total assets                                      8,082         5,659       125,515         2,384         2,901       107,002

Liabilities
  Accounts payable                                    -             -           480             -            36            55
                                             ----------------------------------------  --------------------------------------
Master Trust net assets                          $8,082        $5,659      $125,035        $2,384        $2,865      $106,947
                                             ========================================  ======================================

CHANGES IN MASTER TRUST NET ASSETS
  Additions:
    Contributions from plans                     $1,022        $  783       $21,800
    Net realized and unrealized appreciation
      (depreciation) of investments               1,156           765             -
    Interest and dividends                          126           182         7,868
  Assets transferred into Master Trust              162             -           890
                                             --------------------------------------
                                                  2,466         1,730        30,558
                                             --------------------------------------
Deductions:
  Distributions to plans                            114           143         6,865
  Administrative expenses                             2             3           138
                                             --------------------------------------
                                                    116           146         7,003
  Interfund transfers-net                         3,348         1,210        (5,467)
                                             ---------------------------------------
Net additions                                     5,698         2,794        18,088
                                             --------------------------------------

Master Trust net assets at beginning of period    2,384         2,865       106,947
                                             ----------------------------------------
Master Trust net assets at end of period         $8,082        $5,659      $125,035
                                             ======================================

                             Reynolds Metals Company
                        Savings Plan for Hourly Employees

                    Notes to Financial Statements (continued)



4.  Differences Between Financial Statements and Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:


                                                              December 31
                                                            1995        1994
                                                         ----------------------
   Net assets available for benefits per the
    financial statements                                  $142,017    $110,993
   Amounts allocated to withdrawn participants                 930         547
                                                         ----------------------
   Net assets available for benefits per the Form 5500    $141,087    $110,446
                                                         ======================

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:
                                                                December 31
                                                                   1995
                                                                ------------
   Benefits paid to participants per the financial statements     $6,457
   Add:  Amounts allocated on Form 5500 to withdrawn
    participants in the current year                                 930
   Less:  Amounts allocated on form 5500 to withdrawn
    participants in the prior year                                  (547)
                                                                ------------
   Benefits paid to participants per the Form 5500                $6,840
                                                                ============


5. Income Tax Status

The Internal Revenue Service has determined that the Plan qualifies under
Section 401(a) of the Internal Revenue Code (the "Code"). As long as the Plan continues to be qualified, under Federal income tax laws and regulations participants will not be taxed on employer contributions or investment earnings allocated to their account. Participants will normally be subject to tax thereon at such time as they receive distributions from the Plan. As long as the Plan continues to be qualified, the Plan will not be taxed on its dividend and interest income or any capital gains realized by it or any unrealized appreciation of investments.

                          Schedules

                             Reynolds Metals Company
                        Savings Plan for Hourly Employees

                 Schedule of Assets Held For Investment Purposes

                                December 31, 1995

                             (Dollars in Thousands)


                                                                                Fair
                Issuer                        Description            Cost       Value
- -------------------------------------------------------------------------------------
Common stock
 Reynolds Metals Company*              43,299 shares                $2,313     $2,463

Cash equivalents
 Chase Temporary Investment Funds      Short-term investments           $3         $3

Loans
 Loans to participants*                Generally payable in
                                         5 years, prime plus 1%     $4,870     $4,870



   *Indicates party-in-interest to the Plan.

                                         Reynolds Metals Company
                                    Savings Plan for Hourly Employees

                                   Schedule of Reportable Transactions

                                      Year ended December 31, 1995

Category (i) - Individual Transactions in Excess of 5% of Plan Assets
- ---------------------------------------------------------------------------------------------------
                                      Number of                                            Net Gain
        Description of Assets           Shares     Transaction    Cost        Proceeds      (Loss)
- ---------------------------------------------------------------------------------------------------
Chase Bank Domestic Liquidity          102,321     Purchase     $102,321
Chase Bank Domestic Liquidity          111,389     Sale          111,389    $  111,389     $      0
Chase Bank Domestic Liquidity           84,673     Sale           84,673        84,673            0
Chase Bank Domestic Liquidity          126,314     Purchase      126,314
Chase Bank Domestic Liquidity          135,068     Sale          135,068       135,068            0
Chase Bank Domestic Liquidity           97,705     Purchase       97,705
Chase Bank Domestic Liquidity           95,466     Sale           95,466        95,466            0
Chase Bank Domestic Liquidity          155,293     Purchase      155,293
Chase Bank Domestic Liquidity          164,977     Sale          164,977       164,977            0

RMC Common Stock                         5,565     Sale          280,367       346,855       66,488
RMC Common Stock                         3,158     Purchase      164,977
RMC Common Stock                         2,200     Purchase      116,424
RMC Common Stock                         1,800     Purchase       89,631
RMC Common Stock                         2,740     Purchase      135,068
RMC Common Stock                         2,100     Purchase      101,420
RMC Common Stock                         6,507     Sale          323,707       406,691       82,984
RMC Common Stock                         6,507     Purchase      406,691

Category (iii) - Series of Transactions in Excess of 5% of Plan Assets
- ---------------------------------------------------------------------------------------------------
                                      Number of                 Number of                  Net Gain
        Description of Assets         Purchases      Cost         Sales      Proceeds       (Loss)
- ---------------------------------------------------------------------------------------------------
Chase Bank Domestic Liquidity             77       1,061,403       50       $1,075,992            -
RMC Common Stock                          80       1,879,601       41        1,146,976     $171,018



There were no category (ii) or (iv) reportable transactions during 1995.

                       INDEX TO EXHIBITS



Exhibit A Consent of Independent Auditors

                                                        EXHIBIT A

                CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-66032) pertaining to the Reynolds Metals Company Savings Plan for Hourly Employees and in the related Prospectus of our report dated June 21, 1996, with respect to the financial statements and schedules of the Reynolds Metals Company Savings Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1995.


                                             Ernst & Young LLP



Richmond, Virginia
June 21, 1996